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                                                                      EXHIBIT 5
                                                                      ---------
                     Armstrong, Teasdale, Schlafly & Davis
               A Partnership Including Professional Corporations
                           Attorneys and Counselors
                      One Metropolitan Square, Suite 2600
                        St. Louis, Missouri  63102-2740
                                (314) 621-5070
                              Fax: (314) 621-5065
                                                           Kansas City, Missouri
                                                            Belleville, Illinois
                                                                  Olathe, Kansas

                               January 14, 1998



Board of Directors
Cass Commercial Corporation
13001 Hollenberg Drive
Bridgeton, Missouri  63044

Gentlemen:

      In our capacity as counsel for Cass Commercial Corporation, a Missouri corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about January 15, 1998 relating to up to 50,000 shares of common stock, par value $0.50 per share (the "Company Common Stock"), to be offered by the Company pursuant to the Registration Statement in connection with the Company's 1995 Restricted Stock Bonus Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

      Upon the basis of the foregoing, we are of the opinion that the shares of Company Common Stock referred to above have been duly and validly authorized and, when issued pursuant to the provisions of the Plan, will be duly and validly issued, fully paid and non-assessable.

      We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    s/ARMSTRONG, TEASDALE,
                                         SCHLAFLY & DAVIS


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